Exhibit 99.1

Berkshire Hills Announces Fourth Quarter Results;

Annual Meeting Date Announced

BOSTON, January 25, 2021 - Berkshire Hills Bancorp, Inc. (NYSE: BHLB) today announced fourth quarter 2020 net income of $15 million, or $0.30 per share, compared to $21 million, or $0.42 per share, in the prior quarter. The fourth quarter non-GAAP measure of core earnings totaled $14 million, or $0.28 per share, compared to $26 million, or $0.53 per share, in the prior quarter. The change in earnings is primarily due to pandemic related impacts, including a $9 million increase in the noncash provision for expected credit losses.

FOURTH QUARTER FINANCIAL HIGHLIGHTS (non-GAAP measures are reconciled on pages F-9 and F-10)

•	2.61% net interest margin
•	71% efficiency ratio
•	9.3% equity/assets
•	79% loans/deposits
•	$23.37 book value per share; $22.68 tangible book value per share (non-GAAP measure)
•	0.80% annualized net charge-offs/loans
•	0.52% non-performing assets/assets

Acting CEO and President Sean Gray stated, “Fourth quarter results declined primarily due to higher noncash provisioning for expected credit losses reflecting the persistence of pandemic impacts on economic activity. These impacts also contributed to lower operating revenue and higher operating expenses. In this environment, the Bank adhered to its financial and operating disciplines. Higher net charge-offs were primarily due to four hospitality relationships, including credits which were exited during the quarter. Total criticized loans decreased, along with loans with payment deferrals. The net interest margin was supported by a reduction in funding costs. We managed down our staffing, as well as occupancy, and technology costs. We continue to adjust operations to protect employees, customers and communities, including moving branch lobbies back to appointment-only access based on local conditions. Management’s actions are targeted to position the Bank for improved results as public health and economic conditions improve.”

Mr. Gray continued, “We recently announced important strategic initiatives, starting with our best of breed digital account opening platform. We’ve made the right technology investments to support customer preferences for electronic banking. Consistent with these shifts, we announced the planned consolidation of 16 branches in the first half of 2021. With the concierge banking offered by our growing team of MyBankers, we expect to smoothly transition customers to nearby branches. Separately, we entered into an agreement to sell our eight mid-Atlantic branches and we are opening a new Providence commercial banking office. When these initiatives are completed, we plan to have 106 branch offices located primarily in southern New England and eastern/central New York. These actions are targeted to focus and deepen meaningful engagement with our communities as a 21st century purpose-driven community bank that helps everyone access the services they need to live healthier financial lives.”

ANNUAL MEETING

The Board of Directors determined that the Annual Meeting of Shareholders will be held on Thursday, May 20, 2021 and may be convened as a virtual meeting. The date of Thursday,March 25, 2021 was established as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting. Further information about the annual meeting will be available in early April at the Company’s website at ir.berkshirebank.com.

FINANCIAL CONDITION

Total assets increased quarter-over-quarter by $224 million, or 2%, to $12.8 billion due to a $514 million increase in short-term payroll deposits at year-end, which resulted in higher short-term investments. Excluding this increase, total assets decreased by $291 million, or 2%, due to ongoing loan runoff. Investment securities increased by $236 million as excess liquidity was reinvested into residential and commercial agency mortgage backed securities.

Total loans decreased by $901 million during the fourth quarter. Due to the pending agreement for the sale of the Mid-Atlantic branches, Berkshire has reclassified $301 million in loans as assets held for sale. Excluding this reclassification, total loans decreased by $600 million, or 7%, due to ongoing runoff in all major categories. Paycheck Protection Program (“PPP”) loans decreased by $75 million to $633 million as the SBA loan forgiveness program was initiated.

Total criticized loans decreased by $36 million, or 9%, to $359 million during the fourth quarter, including the sale of $22 million in criticized hospitality loans. Total loans with active and in-process deferrals decreased by $97 million, or 22%, to $350 million as conditions improved for commercial borrowers.

Total delinquent and nonaccrual loans measured 1.14% of total loans at year-end, compared to 0.98% at the start of the quarter. Accruing delinquent loans decreased to 0.34% of total loans from 0.45% during the quarter. Total nonaccrual loans increased by $18 million to $65 million due primarily to two COVID sensitive commercial relationships which were rated as substandard prior to the pandemic, including one 2019 purchased credit deteriorated loan. Net charge-offs totaled $17 million, or 0.80% annualized compared to average loans. This included $12 million related to hospitality loans, of which $7 million was related to the above mentioned loan sale. The allowance for credit losses on loans decreased quarter-over-quarter due to the decrease in total loans, including the impact of charge-offs. The year-end ratio of the allowance to loans measured 1.58%. Excluding PPP loans, this ratio measured 1.71% at year-end, and was not materially changed in the second half of the year.

Total deposits decreased by $251 million during the fourth quarter. Due to the branch sale, the Company has reclassified $617 million in deposits as liabilities held for sale. Adjusting for this reclassification, total deposits increased by $367 million during the quarter, including the previously noted $514 million increase in short-term payroll deposits to $1.046 billion. This was offset by a $209 million decrease in brokered time deposits to $605 million. All other deposits increased by a total of $61 million, or 1%. Total borrowings decreased by $131 million to $572 million. The loans/deposits ratio measured 79% at year-end, decreasing from 86% at the start of the fourth quarter.

Year-end book value per share totaled $23.37 and the non-GAAP measure of tangible book value per share measured $22.68. Year-end equity/assets measured 9.3% and the non-GAAP measure of tangible equity/tangible assets was 9.0%. During the fourth quarter, the remaining balance of preferred stock was converted to common shares in accordance with contractual terms.

RESULTS OF OPERATIONS – FOURTH QUARTER

Berkshire’s earnings declined in the fourth quarter compared to the prior quarter, reflecting ongoing impacts of the pandemic on the Company’s results of operations. Most of the impact was due to the $9 million increase in the noncash provision for expected credit losses on loans. Further, interest income was negatively impacted by non-accrual loans and expense was affected by higher loan workout expense. GAAP earnings per share decreased by $0.12, or 29%, and the non-GAAP measure of core earnings per share decreased by $0.25 or 47%. The GAAP measure of pre-tax, pre-provision net revenue (“PPNR”) increased quarter-over-quarter by $3 million to $27 million, while the non-GAAP measure of core PPNR decreased by $6 million to $24 million. The Company focuses on this measure of operations as a key measure of operating performance before accounting for estimations of future pandemic related credit losses. This decrease was due to a $2.6 million decrease in core revenue and a $3.7 million increase in core expense.

The revenue decrease included a $1 million decrease in net interest income as a result of lower earning assets and higher nonaccrual loans. The net interest margin was stable at 2.61% and benefited from a 0.14% decrease in the cost of deposits, along with higher interest revenue related to PPP loan forgiveness. Time deposit costs decreased including the impact of lower brokered deposits and maturities of higher rate CD’s. The unamortized balance of deferred PPP fees totaled $13 million at year-end. Total fee income decreased by $1 million due to a seasonal decrease in mortgage banking revenue.

The provision for expected credit losses increased quarter-over-quarter by $9 million to $10 million, primarily due to a qualitative assessment of credit migration in the loan portfolio. The level of the year-end allowance is intended to absorb pandemic related expected credit losses over the next seven quarters based on information and third party forecasts at year-end.

Non-interest expense decreased quarter-over-quarter by $1 million, due to higher noncore costs recorded in the third quarter related to the CEO separation. The non-GAAP measure of core non-interest expense increased by $4 million due primarily to a lending operations project which was completed during the quarter. Full time equivalent staff in continuing operations at year-end totaled 1,505, compared to 1,507 positions at the start of the fourth quarter and to 1,550 positions at the start of the year. Occupancy and technology expense decreased quarter-over-quarter. The fourth quarter effective tax rate on continuing operations was a benefit of 10%.

Net non-core adjustments to core income totaled $1 million in the fourth quarter. A final loss was recorded on discontinued national mortgage banking operations as the Company completed the wind-down of these operations, with no further cost recognition expected. This was partially offset by net securities gains and other non-core items. The Company has announced strategic initiatives for the sale and consolidation of branches in the first half of 2021. The Company expects to recognize a noncore net gain on the sale of these operations and non-core charges in conjunction through these consolidations.

BE FIRST CORPORATE RESPONSIBILITY UPDATE

Berkshire is committed to delivering purpose-driven performance. Learn more about the steps Berkshire is taking to be a values-based brand for all its stakeholders at www.berkshirebank.com/csr and in its most recent Corporate Responsibility Report.

Key developments in the quarter and year include:

•	Continued Investment in Community Recovery & Resiliency: As people and small businesses in neighborhoods across the Company’s footprint struggle through the impacts of the COVID-19 pandemic, Berkshire’s Foundation is answering the call providing a record $3.8 million in grant funding to 502 organizations in 2020. These critical investments included recent contributions to local food banks to meet increasing demand for services across the Company’s footprint.

•	Enhancing Thirty Party ESG Ratings: The Company continued to improve its Environmental, Social and Governance (ESG) ratings with third party agencies and as of December 31, 2020 the Company received ratings of: MSCI ESG- BBB, ISS ESG Quality Score - Environment: 2, Social: 1, Governance: 3 and Bloomberg ESG Disclosure- 41.67. The company is also rated by Sustainalytics. Additionally, the Company is included in the Bloomberg Gender Equality Index.

•	Awards & Recognition: Berkshire was named a recipient of the 2020 Communitas Award for Leadership in Corporate Social Responsibility recognizing its’ continued performance through the Be FIRST Commitment, as well as the company’s comprehensive corporate responsibility, social impact and sustainability strategy. In addition, the Bank was recognized by the American Bankers Association Community Commitment Awards for its Be FIRST Commitment in the Economic Inclusion category.

INVESTOR CONFERENCE CALL AND INVESTOR PRESENTATION

Berkshire will post an investor presentation at its website at ir.berkshirebank.com with additional financial information and other information about the quarter.

Berkshire will also conduct a conference call/webcast at 10:00 a.m. Eastern time on Tuesday, January 26, 2021 to discuss the results for the quarter and provide guidance about expected future results.  Participants are encouraged to pre-register for the conference call using the following link: https://dpregister.com/sreg/10151338/e0b6214914. Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the call.  Participants may pre-register at any time prior to the call and will immediately receive simple instructions via email.  Additionally, participants may reach the registration link and access the webcast by logging in through the investor section of Berkshire’s website at http://ir.berkshirebank.com. Those parties who do not have Internet access or are otherwise unable to pre-register for this event, may still participate at the above time by dialing 1-844-792-3726 and asking the Operator to join the Berkshire Hills Bancorp (BHLB) earnings call. Participants are requested to dial-in a few minutes before the scheduled start of the call. A telephone replay of the call will be available through Tuesday, February 2, 2021 by dialing 877-344-7529 and entering access number 10151338. The webcast will be available on Berkshire's website for an extended period of time.

ABOUT BERKSHIRE HILLS BANCORP

Berkshire Hills Bancorp is the parent of Berkshire Bank, a 21st century community bank pursuing purpose driven performance based on its Be FIRST corporate responsibility culture. Headquartered in Boston, Berkshire operates 130 banking offices in seven Northeastern states, with approximately $12.8 billion in assets.

FORWARD LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. There are many factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov.

Further, given its ongoing and dynamic nature, it is difficult to predict what continued effects the COVID-19 pandemic will have on our business and results of operations. The pandemic and the related local and national economic disruption may result in a continued decline in demand for our products and services; increased levels of loan delinquencies, problem assets and foreclosures; an increase in our allowance for credit losses on loans; a decline in the value of loan collateral, including real estate; a greater decline in the yield on our interest-earning assets than the decline in the cost of our interest-bearing liabilities; and increased cybersecurity risks, as employees increasingly work remotely.

Accordingly, you should not place undue reliance on forward-looking statements, which reflect our expectations only as of the date of this document. Berkshire does not undertake any obligation to update forward-looking statements.

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included on pages F-9 and F-10 in the accompanying financial tables. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude items which the Company does not view as related to its normalized operations. These items primarily include securities gains/losses, merger costs, restructuring costs, goodwill impairment, and discontinued operations. Discontinued operations are the Company’s national mortgage banking operations which the Company exited. Merger costs consist primarily of severance/benefit related expenses, contract termination costs, systems conversion costs, variable compensation expenses, and professional fees. Merger costs in 2019 were primarily related to the acquisition of SI Financial Group. Restructuring costs generally consist of costs and losses associated with the disposition of assets and liabilities and lease terminations, including costs related to branch sales. Restructuring costs also include severance and consulting expenses related to the Company’s strategic review. They also include costs related to the consolidation of branches, including eight branches for the full year of 2019. The Company recorded a full impairment of its goodwill in the second quarter of 2020, which was classified as noncore. Noncore charges in the third and fourth quarters of 2020 included costs related to separation with the former CEO in the third quarter, and consulting for the CEO succession process in both quarters. A non-core gain was recognized on the sale of a specialty commercial insurance business line in the fourth quarter.

The Company has introduced the measure of Core Pre-Provision Net Revenue (“Core PPNR”) which measures core income before credit loss provision and tax expense. Due to the non-cash projections introduced into the calculation of income by the new CECL accounting standard, the investment community is placing more emphasis on PPNR in order to measure the results of operations and to compare them across banks which may have widely varying estimates of future economic conditions that affect their provision expense and reported earnings. The Company also calculates core PPNR/assets in order to utilize the PPNR measure in assessing its comparative operating profitability.

Non-core adjustments are presented net of an adjustment for income tax expense. This adjustment is determined as the difference between the GAAP tax rate and the effective tax rate applicable to core income. The efficiency ratio is adjusted for non-core revenue and expense items and for tax preference items. The Company also calculates measures related to tangible equity, which adjust equity (and assets where applicable) to exclude intangible assets due to the importance of these measures to the investment community. References to organic growth and organic change exclude balances acquired in bank mergers.

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CONTACTS

Investor Relations Contact

David Gonci; Capital Markets Director; 413-281-1973

Media Contacts:

John Lovallo

Email: jlovallo@levick.com

Tel: (917) 612-8419

Cate Cronin

Email: ccronin@levick.com

Tel: (202) 738-7302

TABLE INDEX	CONSOLIDATED UNAUDITED FINANCIAL SCHEDULES
F-1	Selected Financial Highlights
F-2	Balance Sheets
F-3	Loan and Deposit Analysis
F-4	Statements of Operations
F-5	Statements of Operations (Five Quarter Trend)
F-6	Average Yields and Costs
F-7	Average Balances
F-8	Asset Quality Analysis
F-9	Reconciliation of Non-GAAP Financial Measures and Supplementary Data (Five Quarter Trend)
F-10	Reconciliation of Non-GAAP Financial Measures and Supplementary Data (Year-to-Date)

BERKSHIRE HILLS BANCORP, INC.

SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED - (F-1)

	At or for the Quarters Ended (1)
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2020	2020	2020	2020	2019
PER SHARE DATA
Net earnings/(loss) per common share, diluted	$0.30	$0.42	$(10.93)	$(0.40)	$0.51
Core earnings/(loss) per common share, diluted (2)	0.28	0.53	(0.13)	(0.07)	0.70
Total book value per common share	23.37	23.03	22.79	33.90	34.65
Tangible book value per common share (2)	22.68	22.22	21.94	22.00	22.56
Market price at period end	17.12	10.11	11.02	14.86	32.88
Dividends per common share	0.12	0.12	0.24	0.24	0.23
Dividends per preferred share	NA	0.24	0.48	0.48	0.46

PERFORMANCE RATIOS (3)
Return on assets	0.48%	0.67%	(16.38)%	(0.62)%	0.78%
Core return on assets (2)	0.45	0.84	(0.19)	(0.11)	1.08
Return on equity	5.22	7.50	(131.17)	(4.58)	5.90
Core return on equity (2)	4.89	9.33	(1.54)	(0.84)	8.09
Core return on tangible common equity (2)	5.50	10.27	(2.05)	(0.94)	13.12
Net interest margin, fully taxable equivalent (FTE) (4)(5)	2.61	2.61	2.62	3.04	3.11
Fee income/Net interest and fee income from continuing operations	18.84	19.82	18.45	15.46	18.11
Efficiency ratio (2)	71.03	65.39	71.01	66.92	53.66

CHANGE (Year-to-date)
Total commercial loans (organic, annualized)	(1)%	5%	12%	(5)%	(7)%
Total loans (organic, annualized)	(12)	(7)	(3)	(8)	(9)
Total deposits (organic, annualized)	5	2	9	(10)	0
Total net revenues from continuing operations (compared to prior year)	(15)	(15)	(14)	(14)	4
(Loss)/earnings per common share (compared to prior year)	(638)	(847)	(1,200)	(178)	(14)
Core earnings/(loss) per common share (compared to prior year)(2)	(75)	(81)	(116)	(112)	(14)

FINANCIAL DATA (in millions)
Total assets	$12,838	$12,614	$13,063	$13,122	$13,216
Total earning assets	12,090	11,832	12,267	11,785	11,916
Total securities	2,223	1,988	1,882	1,837	1,770
Total loans	8,082	8,982	9,370	9,303	9,502
Allowance for credit losses	127	134	139	114	64
Total intangible assets	35	41	42	598	599
Total deposits	10,216	10,467	10,776	10,072	10,336
Total shareholders' equity	1,188	1,179	1,164	1,722	1,759
Net income/(loss)	15.0	21.2	(549.4)	(19.9)	25.8
Core income/(loss) (2)	14.1	26.4	(6.5)	(3.6)	35.3
Purchase accounting accretion	2.2	2.5	2.1	3.1	5.1
Goodwill impairment	-	-	553.8	-	-

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (current quarter annualized)/average loans	0.80%	0.27%	0.17%	0.45%	0.17%
Total non-performing assets/total assets	0.52	0.39	0.36	0.40	0.31
Allowance for credit losses/total loans	1.58	1.50	1.49	1.22	0.67
Loans/deposits	79	86	87	92	92
Shareholders' equity to total assets	9.25	9.35	8.91	13.13	13.31
Tangible shareholders' equity to tangible assets (2)	9.01	9.05	8.61	8.98	9.19

(1)	Reconciliations of non-GAAP financial measures, including all references to core and tangible amounts, appear on pages F-9 and F-10.
(2)	Non-GAAP financial measure. Core measurements are non-GAAP financial measures that are adjusted to exclude net non-core charges primarily related to acquisitions and restructuring activities. See pages F-9 and F-10 for reconciliations of non-GAAP financial measures.
(3)	All performance ratios are annualized and are based on average balance sheet amounts, where applicable.
(4)	Fully taxable equivalent considers the impact of tax advantaged investment securities and loans.
(5)	The effect of purchase accounting accretion for loans, time deposits, and borrowings on the quarterly net interest margin was an increase in all quarters, which is shown sequentially as follows beginning with the most recent quarter and ending with the earliest quarter: 0.07%, 0.08%, 0.07%, 0.11%, 0.17%.

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED BALANCE SHEETS - UNAUDITED - (F-2)

	December 31,	September 30,	December 31,
(in thousands)	2020	2020	2019
Assets
Cash and due from banks	$91,219	$90,537	$105,447
Short-term investments	1,466,656	844,755	474,382
Total cash and short-term investments	1,557,875	935,292	579,829

Trading security	9,708	9,525	10,769
Marketable equity securities, at fair value	18,513	31,993	41,556
Securities available for sale, at fair value	1,695,232	1,575,289	1,311,555
Securities held to maturity, at amortized cost	465,091	330,197	357,979
Federal Home Loan Bank stock and other restricted securities	34,873	40,520	48,019
Total securities	2,223,417	1,987,524	1,769,878
Less: Allowance for credit losses on investment securities	(104)	(96)	-
Net securities	2,223,313	1,987,428	1,769,878

Loans held for sale	17,748	15,854	36,664

Total loans	8,081,519	8,982,336	9,502,428
Less: Allowance for credit losses on loans	(127,302)	(134,414)	(63,575)
Net loans	7,954,217	8,847,922	9,438,853

Premises and equipment, net	112,663	117,116	120,398
Other real estate owned	149	40	-
Goodwill	-	-	553,762
Other intangible assets	34,819	40,947	45,615
Cash surrender value of bank-owned life insurance	232,695	231,217	227,894
Other assets	387,230	425,675	288,945
Assets held for sale	317,304	-	-
Assets from discontinued operations	-	12,966	154,132
Total assets	$12,838,013	$12,614,457	$13,215,970

Liabilities and shareholders' equity
Demand deposits	$2,484,249	$2,585,173	$1,884,100
NOW and other deposits	1,003,005	1,522,289	1,492,569
Money market deposits	3,371,353	2,516,168	2,528,656
Savings deposits	972,116	952,836	841,283
Time deposits	2,385,085	2,890,093	3,589,369
Total deposits	10,215,808	10,466,559	10,335,977

Senior borrowings	474,357	605,483	730,501
Subordinated borrowings	97,280	97,223	97,049
Total borrowings	571,637	702,706	827,550

Other liabilities	232,730	251,220	267,398
Liabilities held for sale	630,065	-	-
Liabilities from discontinued operations	-	14,947	26,481
Total liabilities	11,650,240	11,435,432	11,457,406

Preferred shareholders' equity	-	20,325	40,633
Common shareholders' equity	1,187,773	1,158,700	1,717,931
Total shareholders' equity	1,187,773	1,179,025	1,758,564
Total liabilities and shareholders' equity	$12,838,013	$12,614,457	$13,215,970

Net common shares outstanding	50,833	50,306	49,585

 BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED - (F-3)

LOAN ANALYSIS

					Organic Annualized Growth %
(in millions)	December 31, 2020 Balance	December 31, 2020 HFS Balance	September 30, 2020 Balance	December 31, 2019 Balance	Quarter ended December 31, 2020	Year to Date
Total commercial real estate	$3,647	$188	$3,943	$4,034	(11)%	(5)%
Commercial and industrial loans	1,959	14	2,147	1,841	(32)	7
Total commercial loans	5,606	202	6,090	5,875	(19)	(1)

Total residential mortgages	1,813	63	2,122	2,685	(46)	(30)

Home equity	295	31	350	381	(27)	(14)
Auto and other	368	5	420	561	(45)	(34)
Total consumer loans	663	36	770	942	(37)	(26)
Total loans	$8,082	$301	$8,982	$9,502	(27)%	(12)%

DEPOSIT ANALYSIS

					Organic Annualized Growth %
(in millions)	December 31, 2020 Balance	December 31, 2020 HFS Balance	September 30, 2020 Balance	December 31, 2019 Balance	Quarter ended December 31, 2020	Year to Date
Demand	$2,484	$107	$2,585	$1,884	1%	38%
NOW and other	1,003	112	1,523	1,493	(107)	(25)
Money market	3,372	220	2,516	2,529	171	42
Savings	972	17	953	841	15	18
Time deposits	2,385	161	2,890	3,589	(48)	(29)
Total deposits	$10,216	$617	$10,467	$10,336	14%	5%

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED - (F-4)

	Three Months Ended		Years Ended
	December 31,		December 31,
(in thousands, except per share data)	2020	2019	2020	2019
Interest and dividend income from continuing operations
Loans	$79,756	$110,915	$358,015	$448,927
Securities and other	12,375	14,526	51,767	60,586
Total interest and dividend income	92,131	125,441	409,782	509,513
Interest expense from continuing operations
Deposits	12,255	28,797	72,715	115,193
Borrowings	4,167	5,311	20,285	29,062
Total interest expense	16,422	34,108	93,000	144,255
Net interest income from continuing operations	75,709	91,333	316,782	365,258
Non-interest income from continuing operations
Mortgage banking originations	543	172	5,190	788
Loan related income	4,833	7,056	16,840	24,374
Deposit related fees	7,523	8,264	27,905	31,352
Insurance commissions and fees	2,319	2,471	10,770	10,957
Wealth management fees	2,359	2,239	9,285	9,353
Total fee income	17,577	20,202	69,990	76,824
Other	2,105	75	2,597	1,438
Securities gains/(losses), net	2,405	1,734	(7,520)	4,389
Gain on sale of business operations and assets, net	1,240	1,351	1,240	1,351
Total non-interest income	23,327	23,362	66,307	84,002
Total net revenue from continuing operations	99,036	114,695	383,089	449,260
Provision for credit losses	10,000	5,351	75,878	35,419
Non-interest expense from continuing operations
Compensation and benefits	36,719	35,355	147,840	140,906
Occupancy and equipment	10,948	10,798	43,359	39,586
Technology and communications	7,988	6,702	32,364	26,523
Marketing and promotion	634	1,046	3,703	4,474
Professional services	4,055	2,288	11,907	10,798
FDIC premiums and assessments	1,218	471	5,876	3,861
Other real estate owned and foreclosures	44	4	125	154
Amortization of intangible assets	1,513	1,582	6,181	5,783
Goodwill impairment	-	-	553,762	-
Merger, restructuring and other expense	523	5,713	5,839	28,046
Other	8,154	6,328	29,283	29,726
Total non-interest expense	71,796	70,287	840,239	289,857

Income/(loss) from continuing operations before income taxes	$17,240	$39,057	$(533,028)	$123,984
Income tax (benefit)/expense	(1,659)	6,421	(19,853)	22,463
Net income/(loss) from continuing operations	$18,899	$32,636	$(513,175)	$101,521

(Loss) from discontinued operations before income taxes	$(5,114)	$(9,514)	$(26,855)	$(5,539)
Income tax (benefit)	(1,224)	(2,629)	(7,013)	(1,468)
Net (loss) from discontinued operations	$(3,890)	$(6,885)	$(19,842)	$(4,071)

Net income/(loss)	$15,009	$25,751	$(533,017)	$97,450
Preferred stock dividend	-	240	313	960
Income/(loss) available to common shareholders	$15,009	$25,511	$(533,330)	$96,490

Basic earnings/(loss) per common share:
Continuing Operations	$0.38	$0.65	$(10.21)	$2.06
Discontinued Operations	(0.08)	(0.14)	(0.39)	(0.08)
Total	$0.30	$0.51	$(10.60)	$1.98

Diluted earnings/(loss) per common share:
Continuing Operations	$0.38	$0.65	$(10.21)	$2.05
Discontinued Operations	(0.08)	(0.14)	(0.39)	(0.08)
Total	$0.30	$0.51	$(10.60)	$1.97

Weighted average shares outstanding:
Basic	50,308	50,494	50,270	49,263
Diluted	50,355	50,702	50,270	49,421

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (5 Quarter Trend) - UNAUDITED - (F-5)

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(in thousands, except per share data)	2020	2020	2020	2020	2019
Interest and dividend income from continuing operations
Loans	$79,756	$85,688	$90,876	$101,695	$110,915
Securities and other	12,375	12,080	12,812	14,500	14,526
Total interest and dividend income	92,131	97,768	103,688	116,195	125,441
Interest expense from continuing operations
Deposits	12,255	16,070	20,552	23,838	28,797
Borrowings	4,167	4,643	5,546	5,929	5,311
Total interest expense	16,422	20,713	26,098	29,767	34,108
Net interest income from continuing operations	75,709	77,055	77,590	86,428	91,333
Non-interest income from continuing operations
Mortgage banking originations	543	2,044	1,644	959	172
Loan related income	4,833	4,988	5,717	1,302	7,056
Deposit related fees	7,523	7,062	5,373	7,947	8,264
Insurance commissions and fees	2,319	2,660	2,767	3,024	2,471
Wealth management fees	2,359	2,299	2,057	2,570	2,239
Total fee income	17,577	19,053	17,558	15,802	20,202
Other	2,105	1,927	(999)	(436)	75
Securities gains/(losses), net	2,405	(1,017)	822	(9,730)	1,734
Gain on sale of business operations and assets, net	1,240	-	-	-	1,351
Total non-interest income	23,327	19,963	17,381	5,636	23,362
Total net revenue from continuing operations	99,036	97,018	94,971	92,064	114,695
Provision for credit losses	10,000	1,200	29,871	34,807	5,351
Non-interest expense from continuing operations
Compensation and benefits	36,719	34,809	39,403	36,909	35,355
Occupancy and equipment	10,948	11,084	10,195	11,132	10,798
Technology and communications	7,988	8,540	7,755	8,081	6,702
Marketing and promotion	634	1,002	902	1,165	1,046
Professional services	4,055	2,567	2,565	2,720	2,288
FDIC premiums and assessments	1,218	1,518	1,658	1,482	471
Other real estate owned and foreclosures	44	40	14	27	4
Amortization of intangible assets	1,513	1,530	1,558	1,580	1,582
Goodwill impairment	-	-	553,762	-	-
Merger, restructuring and other expense	523	5,316	-	-	5,713
Other	8,154	6,437	6,463	8,229	6,328
Total non-interest expense	71,796	72,843	624,275	71,325	70,287

Income/(loss) from continuing operations before income taxes	$17,240	$22,975	$(559,175)	$(14,068)	$39,057
Income tax (benefit)/expense	(1,659)	(68)	(16,130)	(1,996)	6,421
Net income/(loss) from continuing operations	$18,899	$23,043	$(543,045)	$(12,072)	$32,636

(Loss) from discontinued operations before income taxes	$(5,114)	$(2,477)	$(8,635)	$(10,629)	$(9,514)
Income tax (benefit)	(1,224)	(659)	(2,299)	(2,831)	(2,629)
Net (loss) from discontinued operations	$(3,890)	$(1,818)	$(6,336)	$(7,798)	$(6,885)

Net income/(loss)	$15,009	$21,225	$(549,381)	$(19,870)	$25,751
Preferred stock dividend	-	58	130	125	240
Income/(loss) available to common shareholders	$15,009	$21,167	$(549,511)	$(19,995)	$25,511

Basic earnings/(loss) per common share:
Continuing Operations	$0.38	$0.46	$(10.80)	$(0.24)	$0.65
Discontinued Operations	(0.08)	(0.04)	(0.13)	(0.16)	(0.14)
Total	$0.30	$0.42	$(10.93)	$(0.40)	$0.51

Diluted earnings/(loss) per common share:
Continuing Operations	$0.38	$0.46	$(10.80)	$(0.24)	$0.65
Discontinued Operations	(0.08)	(0.04)	(0.13)	(0.16)	(0.14)
Total	$0.30	$0.42	$(10.93)	$(0.40)	$0.51

Weighted average shares outstanding:
Basic	50,308	50,329	50,246	50,204	50,494
Diluted	50,355	50,329	50,246	50,204	50,702

BERKSHIRE HILLS BANCORP, INC.

AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent - Annualized) - UNAUDITED - (F-6)

	Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2020	2020	2020	2020	2019
Earning assets
Loans:
Commercial real estate	3.34%	3.52%	3.78%	4.41%	4.80%
Commercial and industrial loans	4.05	3.88	4.02	5.03	5.35
Residential mortgages	3.78	3.78	3.78	3.77	3.61
Consumer loans	3.41	3.59	3.72	4.28	4.38
Total loans	3.62	3.68	3.83	4.33	4.52
Securities	2.69	2.78	3.07	3.32	3.31
Short-term investments and loans held for sale	0.57	0.21	0.50	1.78	3.15
Total earning assets	3.17	3.31	3.50	4.08	4.27

Funding liabilities
Deposits:
NOW and other	0.17	0.24	0.30	0.46	0.54
Money market	0.32	0.38	0.58	0.98	1.18
Savings	0.08	0.10	0.10	0.13	0.14
Time	1.35	1.63	1.84	1.87	1.97
Total interest-bearing deposits	0.62	0.81	1.01	1.18	1.35
Borrowings	2.50	2.36	2.38	2.60	2.77
Total interest-bearing liabilities	0.79	0.95	1.16	1.33	1.48

Net interest spread	2.38	2.36	2.34	2.75	2.79
Net interest margin	2.61	2.61	2.62	3.04	3.11

Cost of funds (1)	0.60	0.73	0.92	1.11	1.23
Cost of deposits	0.47	0.61	0.79	0.96	1.11

(1) Cost of funds includes all deposits and borrowings.

BERKSHIRE HILLS BANCORP, INC.
AVERAGE BALANCES - UNAUDITED - (F-7)

	Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(in thousands)	2020	2020	2020	2020	2019
Assets
Loans
Commercial real estate	$3,843,263	$3,986,424	$4,005,018	$4,000,461	$4,056,244
Commercial and industrial loans	2,055,978	2,191,749	2,152,820	1,795,813	1,768,039
Residential mortgages	1,971,366	2,224,132	2,452,622	2,654,224	2,758,676
Consumer loans	725,810	800,824	865,318	921,810	974,889
Total loans (1)	8,596,417	9,203,129	9,475,778	9,372,308	9,557,848
Securities (2)	1,967,527	1,873,533	1,793,381	1,744,635	1,752,968
Short-term investments and loans held for sale	977,375	766,447	697,138	374,894	444,622
Total earning assets (3)	11,541,319	11,843,109	11,966,297	11,491,837	11,755,438
Goodwill and other intangible assets	39,887	41,460	590,672	598,347	601,192
Other assets	852,810	759,534	751,702	663,056	737,396
Assets from discontinued operations	11,704	16,041	109,923	98,528	176,251
Total assets	$12,445,720	$12,660,144	$13,418,594	$12,851,768	$13,270,277

Liabilities and shareholders' equity
Deposits
NOW and other	$1,278,764	$1,243,487	$1,183,839	$1,159,388	$1,085,485
Money market	2,756,348	2,673,567	2,672,066	2,752,465	2,688,766
Savings	966,929	940,488	901,218	846,942	835,209
Time	2,628,608	3,056,419	3,399,222	3,333,070	3,827,175
Total interest-bearing deposits	7,630,649	7,913,961	8,156,345	8,091,865	8,436,635
Borrowings	657,622	777,369	942,033	949,316	853,911
Total interest-bearing liabilities	8,288,271	8,691,330	9,098,378	9,041,181	9,290,546
Non-interest-bearing demand deposits	2,541,916	2,558,981	2,343,173	1,849,295	1,898,045
Other liabilities	459,845	254,273	272,690	203,797	304,504
Liabilities from discontinued operations	5,666	22,805	28,988	23,799	30,446
Total liabilities	11,295,698	11,527,389	11,743,229	11,118,072	11,523,541

Preferred shareholders' equity	7,290	20,325	20,325	20,548	40,633
Common shareholders' equity	1,142,732	1,112,430	1,655,040	1,713,148	1,706,103
Total shareholders' equity	1,150,022	1,132,755	1,675,365	1,733,696	1,746,736
Total liabilities and shareholders' equity	$12,445,720	$12,660,144	$13,418,594	$12,851,768	$13,270,277

Supplementary data
Total average non-maturity deposits	$7,543,957	$7,416,523	$7,100,296	$6,608,090	$6,507,505
Total average deposits	10,172,565	10,472,942	10,499,518	9,941,160	10,334,680
Fully taxable equivalent income adjustment	1,485	1,512	1,580	1,824	1,934
Total average tangible equity (4)	1,110,135	1,091,295	1,084,693	1,135,349	1,145,544

(1) Total loans include non-accruing loans.
(2) Average balances for securities available-for-sale are based on amortized cost.
(3) Excludes discontinued operations for presentation purposes. Performance ratios are calculated including the impact of discontinued operations.
(4) See page F-9 for details on the calculation of total average tangible equity.

BERKSHIRE HILLS BANCORP, INC.
ASSET QUALITY ANALYSIS - UNAUDITED - (F-8)

	At or for the Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(in thousands)	2020	2020	2020	2020	2019
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate (1)	$35,581	$14,777	$12,486	$16,938	$20,119
Commercial and industrial loans	12,921	15,035	15,045	18,370	11,373
Residential mortgages	8,347	7,928	9,840	9,636	3,343
Consumer loans	8,099	9,650	7,513	6,172	4,805
Total non-accruing loans	64,948	47,390	44,884	51,116	39,640
Other real estate owned	149	401	517	224	-
Repossessed assets	1,932	1,646	1,581	1,316	858
Total non-performing assets	$67,029	$49,437	$46,982	$52,656	$40,498

Total non-accruing loans/total loans	0.80%	0.53%	0.48%	0.55%	0.42%
Total non-performing assets/total assets	0.52%	0.39%	0.36%	0.40%	0.31%

PROVISION AND ALLOWANCE FOR CREDIT LOSSES ON LOANS
Balance at beginning of period	$134,414	$139,394	$113,510	$63,575	$62,230
Adoption of ASU No. 2016-13 (2)	-	-	-	25,434	-
Balance after adoption of ASU No. 2016-13	134,414	139,394	113,510	89,009	62,230
Charged-off loans	(18,314)	(7,776)	(7,274)	(12,432)	(4,485)
Recoveries on charged-off loans	1,209	1,580	3,259	1,958	479
Net loans charged-off	(17,105)	(6,196)	(4,015)	(10,474)	(4,006)
Provision for loan credit losses	9,993	1,216	29,899	34,975	5,351
Balance at end of period	$127,302	$134,414	$139,394	$113,510	$63,575

Allowance for credit losses/total loans	1.58%	1.50%	1.49%	1.22%	0.67%
Allowance for credit losses/non-accruing loans	196%	284%	311%	222%	160%

NET LOAN CHARGE-OFFS
Commercial real estate	$(11,862)	$(635)	$(1,679)	$(5,990)	$(1,419)
Commercial and industrial loans	(5,089)	(5,551)	(1,059)	(3,728)	(1,495)
Residential mortgages	250	517	(966)	(19)	(351)
Home equity	141	(57)	(10)	(107)	(67)
Auto and other consumer	(545)	(470)	(301)	(630)	(674)
Total, net	$(17,105)	$(6,196)	$(4,015)	$(10,474)	$(4,006)

Net charge-offs (QTD annualized)/average loans	0.80%	0.27%	0.17%	0.45%	0.17%
Net charge-offs (YTD annualized)/average loans	0.41%	0.29%	0.31%	0.45%	0.35%

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.20%	0.31%	0.37%	0.43%	0.25%
90+ Days delinquent and still accruing	0.14%	0.14%	0.14%	0.05%	0.29%
Total accruing delinquent loans	0.34%	0.45%	0.51%	0.48%	0.54%
Non-accruing loans	0.80%	0.53%	0.48%	0.55%	0.42%
Total delinquent and non-accruing loans	1.14%	0.98%	0.99%	1.03%	0.96%

(1) This balance includes $17 million of PCD loans.

(2) This balance includes $12 million of PCD confirmed losses as of January 1, 2020.

BERKSHIRE HILLS BANCORP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA- UNAUDITED - (F-9)

		At or for the Quarters Ended
		Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(in thousands)		2020	2020	2020	2020	2019
Net income/(loss)		$15,009	$21,225	$(549,381)	$(19,870)	$25,751
Adj: Net securities (gains)/losses (1)		(2,405)	1,017	(822)	9,730	(1,734)
Adj: Goodwill impairment		-	-	553,762	-	-
Adj: Net (gains) on sale of business operations and assets		(1,240)	-	-	-	-
Adj: Merger and acquisition expense		-	-	-	-	3,611
Adj: Restructuring expense and other expense		523	5,316	-	-	2,102
Adj: Loss from discontinued operations before income taxes		5,114	2,477	8,635	10,629	9,514
Adj: Income taxes		(2,939)	(3,611)	(18,658)	(4,134)	(3,910)
Total core income/(loss) (2)	(A)	$14,062	$26,424	$(6,464)	$(3,645)	$35,334

Total revenue from continuing operations		$99,036	$97,018	$94,971	$92,064	$114,695
Adj: Net securities (gains)/losses (1)		(2,405)	1,017	(822)	9,730	(1,734)
Adj: Net (gains) on sale of business operations and assets		(1,240)	-	-	-	-
Total core revenue (2)	(B)	$95,391	$98,035	$94,149	$101,794	$112,961

Total non-interest expense from continuing operations		$71,796	$72,843	$624,275	$71,325	$70,287
Less: Merger, restructuring and other expense (see above)		(523)	(5,316)	-	-	(5,713)
Less: Goodwill impairment		-	-	(553,762)	-	-
Core non-interest expense (2)	(C)	$71,273	$67,527	$70,513	$71,325	$64,574

Total revenue		$98,479	$96,752	$90,383	$93,869	$116,860
Total non-interest expense		76,353	75,054	628,322	83,759	81,966
Pre-tax, pre-provision net revenue (PPNR)		$22,126	$21,698	$(537,939)	$10,110	$34,894

Total revenue from continuing operations		$99,036	$97,018	$94,971	$92,064	$114,695
Total non-interest expense from continuing operations		71,796	72,843	624,275	71,325	70,287
Pre-tax, pre-provision net revenue (PPNR) from continuing operations		$27,240	$24,175	$(529,304)	$20,739	$44,408

Total core revenue (2)		$95,391	$98,035	$94,149	$101,794	$112,961
Core non-interest expense (2)		71,273	67,527	70,513	71,325	64,574
Core pre-tax, pre-provision net revenue (PPNR)		$24,118	$30,508	$23,636	$30,469	$48,387

(in millions, except per share data)
Total average assets	(D)	$12,446	$12,660	$13,419	$12,852	$13,270
Total average shareholders' equity	(E)	1,150	1,133	1,675	1,734	1,747
Total average tangible shareholders' equity (2)	(F)	1,110	1,091	1,085	1,135	1,146
Total average tangible common shareholders' equity (2)	(G)	1,103	1,071	1,064	1,115	1,105
Total tangible shareholders' equity, period-end (2)(3)	(H)	1,153	1,138	1,122	1,124	1,159
Total tangible common shareholders' equity, period-end (2)(3)	(I)	1,153	1,118	1,101	1,104	1,119
Total tangible assets, period-end (2)(3)	(J)	12,803	12,574	13,021	12,524	12,617

Total common shares outstanding, period-end (thousands)	(K)	50,833	50,306	50,192	50,199	49,585
Average diluted shares outstanding (thousands)	(L)	50,355	50,329	50,246	50,204	50,702

Core earnings/(loss) per common share, diluted (2)	(A/L)	$0.28	$0.53	$(0.13)	$(0.07)	$0.70
Tangible book value per common share, period-end (2)	(I/K)	22.68	22.22	21.94	22.00	22.56
Total tangible shareholders' equity/total tangible assets (2)	(H)/(J)	9.01	9.05	8.61	8.98	9.19

Performance ratios (4)
GAAP return on assets		0.48%	0.67%	(16.38)%	(0.62)%	0.78%
Core return on assets (2)		0.45	0.84	(0.19)	(0.11)	1.08
GAAP return on equity		5.22	7.50	(131.17)	(4.58)	5.90
Core return on equity (2)	(A/E)	4.89	9.33	(1.54)	(0.84)	8.09
Core return on tangible common equity (2)(5)	(A+O)/(G)	5.50	10.27	(2.05)	(0.94)	13.12
PPNR/assets (2)		0.71	0.69	(16.04)	0.31	1.05
Core PPNR/assets (2)		0.78	0.97	0.71	0.96	1.48
Efficiency ratio (2)(6)	(C-O)/(B+M+P)	71.03	65.39	71.01	66.92	53.66
Net interest margin		2.61	2.61	2.62	3.04	3.11

Supplementary data (in thousands)
Tax benefit on tax-credit investments (7)	(M)	$1,334	$1,377	$1,379	$608	$2,503
Non-interest income charge on tax-credit investments (8)	(N)	(971)	(1,090)	(1,097)	(486)	(1,996)
Net income on tax-credit investments	(M+N)	363	287	282	122	507

Intangible amortization	(O)	$1,513	$1,530	$1,558	$1,580	$1,582
Fully taxable equivalent income adjustment	(P)	1,485	1,512	1,580	1,824	1,934

(1)	Net securities (gains)/losses include the change in fair value of the Company's equity securities in compliance with the Company's adoption of ASU 2016-01.
(2)	Non-GAAP financial measure.
(3)	Total tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Total tangible assets is computed by taking total assets less the intangible assets at period-end.
(4)	Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.
(5)	Core return on tangible equity is computed by dividing the total core income/(loss) adjusted for the tax-effected amortization of intangible assets, assuming a 27% marginal rate, by tangible equity.
(6)	Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income adjusted to include tax credit benefit of tax shelter investments. The Company uses this non-GAAP measure to provide important information regarding its operational efficiency.
(7)	The tax benefit is the direct reduction to the income tax provision due to tax credits and deductions generated from investments in historic rehabilitation and low-income housing.
(8)	The non-interest income charge is the reduction to the tax-advantaged investments, which are incurred as the tax credits are generated.

BERKSHIRE HILLS BANCORP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA - UNAUDITED - (F-10)

		Years Ended
		Dec. 31,	Dec. 31,
(Dollars in thousands)		2020	2019
Net (loss)/income		$(533,017)	$97,450
Adj: Net securities losses/(gains) (1)		7,520	(4,389)
Adj: Goodwill impairment		553,762	-
Adj: Net (gains) on sale of business operations and assets		(1,240)	-
Adj: Merger and acquisition expenses		-	18,733
Adj: Restructuring expense and other		5,839	9,313
Adj: Loss from discontinued operations before income taxes		26,855	5,539
Adj: Income taxes		(29,342)	(7,799)
Total core income (2)	(A)	$30,377	$118,847

Total revenue from continuing operations		$383,089	$449,260
Adj: Net securities losses/(gains) (1)		7,520	(4,389)
Adj: Net (gains) on sale of business operations and assets		(1,240)	-
Total core revenue (2)	(B)	$389,369	$444,871
Total non-interest expense from continuing operations		$840,239	$289,857
Less: Merger, restructuring and other expense (see above)		(5,839)	(28,046)
Less: Goodwill impairment		(553,762)	-
Core non-interest expense (2)	(C)	$280,638	$261,811

Total revenue		$379,483	$490,490
Total non-interest expense		863,488	336,626
Pre-tax, pre-provision net revenue (PPNR)		$(484,005)	$153,864

Total revenue from continuing operations		$383,089	$449,260
Total non-interest expense from continuing operations		840,239	289,857
Pre-tax, pre-provision net revenue (PPNR) from continuing operations		$(457,150)	$159,403

Total core revenue (2)		$389,369	$444,871
Core non-interest expense (2)		280,638	261,811
Core pre-tax, pre-provision net revenue (PPNR)		$108,731	$183,060

(in millions, except per share data)
Total average assets	(D)	$12,861	$12,961
Total average shareholders' equity	(E)	1,421	1,694
Total average tangible shareholders' equity (2)	(F)	1,105	1,116
Total average tangible common shareholders' equity (2)	(G)	1,088	1,076
Total tangible shareholders' equity, period-end (2)(3)	(H)	1,153	1,159
Total tangible common shareholders' equity, period-end (2)(3)	(I)	1,153	1,119
Total tangible assets, period-end (2)(3)	(J)	12,803	12,613
Total common shares outstanding, period-end (thousands)	(K)	50,833	49,585
Average diluted shares outstanding (thousands)	(L)	50,308	49,421
Core earnings per common share, diluted (2)	(A/L)	$0.60	$2.40
Tangible book value per common share, period-end (2)	(I/K)	22.68	22.56
Total tangible shareholders' equity/total tangible assets (2)	(H)/(J)	9.01	9.19

Performance ratios (4)
GAAP return on assets		(4.15)%	0.75%
Core return on assets (2)	(A/D)	0.24	0.93
GAAP return on equity		(37.46)	5.75
Core return on equity (2)	(A/E)	2.14	7.01
Core return on tangible common equity (2)(5)	(A+O)/(G)	3.18	11.35
PPNR/assets (2)		(3.76)	1.19
Core PPNR/assets (2)		0.85	1.41
Efficiency ratio (2)(6)	(C-O)/(B+M+P)	68.53	55.63
Net interest margin		2.72	3.17

Supplementary data
Tax benefit on tax-credit investments (7)	(M)	$4,699	$7,950
Non-interest income charge on tax-credit investments (8)	(N)	(3,645)	(6,455)
Net income on tax-credit investments	(M+N)	1,054	1,495

Intangible amortization	(O)	6,181	5,783
Fully taxable equivalent income adjustment	(P)	6,402	7,451

(1)	Net securities losses/(gains) include the change in fair value of the Company's equity securities in compliance with the Company's adoption of ASU 2016-01.
(2)	Non-GAAP financial measure.
(3)	Total tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end.
Total tangible assets is computed by taking total assets less the intangible assets at period-end.
(4)	Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.
(5)	Core return on tangible equity is computed by dividing the total core income adjusted for the tax-effected amortization of intangible assets, assuming a 27% marginal rate, by tangible equity.
(6)	Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income adjusted to include tax credit benefit of tax shelter investments. The Company uses this non-GAAP measure to provide important information regarding its operational efficiency.
(7)	The tax benefit is the direct reduction to the income tax provision due to tax credits and deductions generated from investments in historic rehabilitation and low-income housing.
(8)	The non-interest income charge is the reduction to the tax-advantaged investments, which are incurred as the tax credits are generated.